UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CURIS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 25, 2026
NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Curis, Inc. (the “Special Meeting”) will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2026SM2 on June 25, 2026 at 11:00 a.m. Eastern Time for the purpose of considering and voting upon the following matters:
1.To adopt and approve amendments to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock, by a ratio ranging from any whole number between 1-for-5 and 1-for-25, as determined by our Board of Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”); and
2.To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the adoption and approval of Proposal 1.
The board of directors has fixed the close of business on May 21, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any continuations, postponements or adjournments thereof. The Special Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/CRIS2026SM2. There will not be a physical meeting location and you will not be able to attend the Special Meeting in person. Your vote is very important to us. Whether or not you plan to attend the Special Meeting online, it is important for your shares to be represented and voted.
A printed copy of our proxy materials, including a proxy card, is being mailed to our stockholders on or about June 5, 2026.
If you are a stockholder of record, you may vote in one of the following ways:
1.You may submit a proxy to vote over the Internet. If you have Internet access, you may submit a proxy to vote from any location in the world at www.proxyvote.com, by following the instructions on that site or on the “Submit a Proxy to Vote by Internet” instructions on the enclosed proxy card.
2.You may submit a proxy to vote by telephone. You may submit a proxy to vote by calling 1-800-690-6903 and following the instructions provided, or by following the “Submit a Proxy to Vote by Phone” instructions on the enclosed proxy card.
3.You may submit a proxy to vote by mail. If you received a printed copy of the proxy materials by mail and would like to submit a proxy to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
4.You may vote your shares online while virtually attending the Special Meeting. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2026SM2. You will need your control number included on your proxy card in order to be able to vote during the Special Meeting.
If your shares are held in “street name,” that is, held for your account by a bank, brokerage firm or other nominee, you will receive instructions from the holder of record that you must follow to submit a proxy to vote your shares.
You may revoke your proxy at any time before the Special Meeting by following the procedures described in the proxy statement. Further information about how to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting is included in the accompanying proxy statement. All stockholders are cordially invited to attend the Special Meeting.
By Order of the Board of Directors,
James E. Dentzer
President and Chief Executive Officer
Lexington, Massachusetts
June 5, 2026
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO SUBMIT YOUR PROXY TO VOTE YOUR SHARES BY SUBMITTING YOUR PROXY OVER THE INTERNET, OR BY TELEPHONE, OR BY COMPLETING, DATING, SIGNING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CURIS, INC.
128 Spring Street, Building C – Suite 500
Lexington, Massachusetts 02421
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held on June 25, 2026
This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the Special Meeting of stockholders (“Special Meeting”) to be held virtually on June 25, 2026 at 11:00 a.m. Eastern Time and at any continuation, postponement or adjournment thereof. The Special Meeting will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2026SM2.
Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and its subsidiaries. We include our website address (www.curis.com) in this proxy statement only as an inactive textual reference and do not intend it to be an active link to our website. The contents of our website are not incorporated into this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to be Held on June 25, 2026:

The proxy statement is available at www.proxyvote.com.
We will mail, or send by e-mail to our stockholders who have opted for such means of delivery, the Notice of Special Meeting, this proxy statement and a proxy card, to our stockholders on or about June 5, 2026.
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
How will the Special Meeting be held?
The Special Meeting will be conducted as a live virtual meeting of stockholders online via webcast. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2026SM2. There will not be a physical meeting location and you will not be able to attend the Special Meeting in person. The webcast will start at 11:00 a.m., Eastern Time, on June 25, 2026. You will need the control number included on your proxy card or voting instruction form in order to be able to enter the Special Meeting online. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2026SM2. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
Online check-in will begin at 10:45 a.m., Eastern Time, on June 25, 2026, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/CRIS2026SM2 on the meeting date. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/CRIS2026SM2 in advance of the meeting. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
What is the purpose of the Special Meeting?
At the Special Meeting, stockholders will consider and vote on the following matters:
1.To adopt and approve amendments to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock, by a ratio ranging from any whole number between 1-for-5 and 1-for-25, as determined by our Board of Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”); and
2.To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the adoption and approval of Proposal 1.
Who can vote at the Special Meeting?
To be entitled to vote on the above matters, you must have been a stockholder of record at the close of business on May 21, 2026, the record date for the Special Meeting. The number of shares entitled to vote at the meeting is 38,978,693 shares of our common stock, which is the number of shares that were outstanding on the record date.
A complete list of registered stockholders as of the close of business on the record date will be available for inspection by our stockholders of record during ordinary business hours beginning no later than the 10th day prior to the Special Meeting, and ending on the day before the Special Meeting, at our principal place of business located at the following address: 128 Spring Street, Building C – Suite 500, Lexington, MA 02421.
How many votes do I have?
Each share of our common stock that you own on the record date entitles you to one vote on each matter that is voted on.
Is my vote important?
Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and submit your proxy to vote. Choose the method of proxy submission that is easiest and most convenient for you and please submit your proxy to vote as soon as possible.
How do I vote?
Stockholder of record: Shares registered in your name.
If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you have the right to grant your proxy or to vote at the Special Meeting and you can submit a proxy to vote or vote (as applicable) in any one of the following ways:
1.    Over the Internet. If you have Internet access, you may submit a proxy to vote your shares from any location in the world at www.proxyvote.com, by following the instructions on that site or the “Submit Your Proxy to Vote by Internet” instructions on the enclosed proxy card.
2.    By telephone. You may submit a proxy to vote your shares by calling 1-800-690-6903 and following the instructions provided, or by following the “Submit Your Proxy to Vote by Phone” instructions on the enclosed proxy card.
3.    By mail. If you received a printed copy of the proxy materials by mail and would like to submit a proxy to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return and sign the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

4.    Online while virtually attending the special meeting. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2026SM2. You will need your control number included on your proxy card in order to be able to vote during the Special Meeting.
Submitting a proxy to vote over the Internet or by telephone must be completed by 11:59 p.m. Eastern Time on June 24, 2026.
Beneficial owner:
Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then you may submit voting instructions or vote your shares in any one of the following ways:
1.     Over the Internet or by Telephone. You will receive instructions from your bank, brokerage firm or other nominee if they permit you to submit voting instructions over the Internet or by telephone. You should follow those instructions.
2.     By Mail. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can submit voting instructions by mail. You should follow those instructions.
3.    Online While Virtually Attending the Special Meeting. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares online during the Special Meeting. You will need your control number included on your voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Special Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2026SM2.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy to vote over the Internet or by telephone, return your proxy by mail or vote online at the Special Meeting.
If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. The Reverse Stock Split Proposal (Proposal 1) and the Adjournment Proposal (Proposal 2) are matters on which banks, brokers or other nominees are expected to have discretionary voting authority under applicable stock exchange rules. If your shares are held by a bank, brokerage firm or other nominee in street name and you do not timely provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on the Reverse Stock Split Proposal and the Adjournment Proposal.
Can I change my vote after I have mailed my proxy card?
Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by doing any one of the following things:
•    signing and returning another proxy card with a later date;
•    giving our corporate secretary written notice before the Special Meeting that you want to revoke your proxy; or
•    voting online while virtually attending the Special Meeting.
Your virtual attendance at the Special Meeting alone will not revoke your proxy. Any mailed revocation sent to Curis must include the stockholder’s name and must be received by the day prior to the Special Meeting to be effective.

If you submit a proxy to vote your shares over the Internet or by telephone prior to the Special Meeting, only your latest Internet or telephonic proxy submitted prior to the Special Meeting will be counted at the Special Meeting.
If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third of the shares of common stock issued and outstanding and entitled to vote at the meeting, or 12,992,898 shares.
Shares of our common stock represented in person or by proxy (including broker non-votes and shares that are represented in person or by proxy but abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. Shares present virtually during the Special Meeting will be considered shares of common stock represented in person at the Special Meeting.
If a quorum is not present, the Special Meeting may be adjourned until a quorum is obtained.
What vote is required for each item?
Proposal 1 – Reverse Stock Split Proposal. The affirmative vote of a majority of the votes cast will be required for the adoption and approval of the Reverse Stock Split Proposal. Votes marked as ABSTAIN will have no effect on the outcome of Proposal 1. As Proposal 1 is considered a routine matter, banks, brokers and nominees for those who hold their shares in street name, may exercise discretion to vote uninstructed shares. We do not expect any “broker non-votes” on Proposal 1.
Proposal 2 – Approval of the Adjournment Proposal. The affirmative vote of a majority of the votes cast will be required for the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes to approve the Reverse Stock Split Proposal. Votes marked as ABSTAIN will have no effect on the outcome of Proposal 2. As we believe Proposal 2 is considered a routine matter, banks, brokers and nominees for those who hold their shares in street name, may exercise discretion to vote uninstructed shares. We do not expect any “broker non-votes” on Proposal 2.
How will votes be counted?
Each share of common stock will be counted as one vote, whether voted by you online during the Special Meeting or submitted by proxy.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will count, tabulate and certify the votes.
How do I submit a question at the Special Meeting?
If you wish to submit a question, on the day of the Special Meeting, beginning at 10:45 a.m., Eastern Time on June 25, 2026, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/CRIS2026SM2 with your 16-digit control number, click the Q&A button, type your question into the “Submit a question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/CRIS2026SM2 in advance of and during the Special Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the Special Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. Only those who have logged into the meeting with their control number will be able to ask questions. Stockholders may also join as a “Guest” and will be in listen-only mode.
How does the board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote:
FOR the approval of the Reverse Stock Split Proposal (Proposal 1); and
FOR the approval of the Adjournment Proposal (Proposal 2).

Will any other business be conducted at the Special Meeting or will other matters be voted on?
No, under Section 3.5 of our Amended and Restated By-Laws, the business to be transacted at any special meeting of the company’s stockholders is limited to the matters stated in the notice of the meeting.
Where can I find the voting results?
We expect to report the voting results from the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the date of the Special Meeting.
Who bears the costs of soliciting proxies?
We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Whom should I contact if I have any questions?
If you have any questions about the Special Meeting or your ownership of our common stock, please contact our secretary at the address or telephone number listed above.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of May 1, 2026, with respect to the beneficial ownership of shares of our common stock by:
•    each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•    each of our directors;
•    each of our named executive officers for the fiscal year ended December 31, 2025; and
•    all directors and executive officers as a group.
As of May 1, 2026, we had 38,978,693 shares of common stock outstanding. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. For each person named in the table below, the number in the “Number of Shares Held” column consists of shares held as of May 1, 2026 and the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying options and warrants to purchase common stock that may be exercised within 60 days after May 1, 2026. Such options and warrants are deemed outstanding for computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, we believe that each stockholder in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Held” column may include shares of common stock attributable to the person due to that person’s voting or investment power over such shares or other relationship.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Curis, Inc., 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421.

Name and Address of Beneficial Owner	Number of Shares Held (1)	+	Shares Acquirable Within 60 Days	=	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (2)
5% Stockholders:
Entities affiliated with Nantahala Capital Partners Limited Partnership (3)	2,000,000		2,108,524		4,108,524	9.99%
Entities affiliated with Thomas A. Satterfield, Jr. (4)	2,740,000		1,286,277		4,026,277	9.99%
Stonepine Capital, LP (5)	2,704,462		1,321,530		4,025,992	9.99%
Entities affiliated with Bleichroeder LP (6)	3,802,329		106,153		3,908,482	9.99%
Pointillist Partners LLC (7)	3,993,872		—		3,993,872	9.99%
Directors and Named Executive Officers:
Anne E. Borgman, M.D.	—		25,594		25,594	*
Martyn D. Greenacre	1,305		49,600		50,905	*
John A. Hohneker, M.D.	—		30,000		30,000	*
Kenneth I. Kaitin, Ph.D.	11,407		49,600		61,007	*
Marc Rubin, M.D. (8)	28,108		129,601		157,709	*
James E. Dentzer (9)	148,730		827,698		976,428	2.45%
Jonathan B. Zung, Ph.D. (10)	66,667		288,518		355,185	*
Ahmed Hamdy, MBBCH (11)	66,667		250,001		316,668
Diantha Duvall (12)	77,707		314,435		392,142	*

All current directors and executive officers as a group (8 persons)	400,591		1,965,047		2,365,638	5.78%

*    Less than 1% of the outstanding common stock.
(1)    None of our directors or named executive officers has pledged any of their shares as security.
(2)    The percent of ownership for each stockholder on May 1, 2026 is calculated by dividing (1) the stockholder’s total beneficial ownership (i.e., the total number of shares beneficially owned plus the shares acquirable within 60 days) by (2) the sum of (i) 38,978,693 shares of our common stock that were outstanding on May 1, 2026 and (ii) shares acquirable by such stockholder within 60 days of May 1, 2026.
(3)    Entities affiliated with Nantahala Capital Management, LLC: This information is based on the Schedule 13G filed with the SEC on April 24, 2026 by Nantahala Capital Management, LLC and entities affiliated with Nantahala Capital Management, LLC. The shares reported under “Number of Shares Held” consist of (i) 1,028,000 shares of common stock held by Blackwell Partners LLC, (ii) 736,000 shares of common stock held by Nantahala Capital Partners Limited Partnership, and (iii) 236,000 shares of common stock held by NCP RFM LP. The shares reported under “Shares Acquirable Within 60 Days” consist of (i) 361,260 shares of common stock issuable upon exercise of warrants issued in connection with our January 2026 private placement or January 2026 PIPE Financing, which we refer to as the Series A Warrants, 361,260 shares of common stock issuable upon exercise of warrants issued in connection with our January 2026 PIPE Financing, which we refer to as the Series B Warrants, and 361,261 shares of common stock issuable upon exercise of warrants issued in connection with our January 2026 PIPE Financing, which we refer to as the Series C Warrants held by Blackwell Partners LLC, (ii) 258,646 shares of common stock issuable upon exercise of the Series A Warrants, 258,646 shares of common stock issuable upon exercise of the Series B Warrants, and 258,646 shares of common stock issuable upon exercise of the Series C Warrants held by Nantahala Capital Partners Limited Partnership, and (iii) 82,935 shares of common stock issuable upon exercise of the Series A Warrants, 82,935 shares of common stock issuable upon exercise of the Series B Warrants, and 82,935 shares of common stock issuable upon exercise of the Series C Warrants held by NCP RFM LP. The shares reported under “Shares Acquirable Within 60 Days” exclude (i) 666,740 shares of common stock issuable upon exercise of the Series A Warrants, 666,740 shares of common stock issuable upon exercise of the Series B Warrants, and 666,739 shares of common stock issuable upon exercise of the Series C Warrants held by Blackwell Partners LLC due to the application of the beneficial ownership limitation, (ii) 477,354 shares of common stock issuable upon exercise of the Series A Warrants, 477,354 shares of common stock issuable upon exercise of the Series B Warrants, and 477,354 shares of common stock issuable upon exercise of the Series C Warrants held by Blackwell Partners LLC due to the application of the beneficial ownership limitation, and (iii) 153,065 shares of common stock issuable upon exercise of the Series A Warrants, 153,065 shares of common stock issuable upon exercise of the Series B Warrants, and 153,065 shares of common stock issuable upon exercise of the Series C Warrants held by NCP RFM LP due to the application of the beneficial ownership limitation. Each of the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising that portion of the Warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. Wilmot Harkey and Daniel Mack are Managers of the General Partner, Nantahala Capital Management LLC, and have voting and dispositive power with respect to the shares held by Nantahala Capital Partners Limited Partnership. The address for Nantahala Capital Partners Limited Partnership is 130 Main Street, 2nd Floor, New Canaan, CT 06840.
(4)    Entities affiliated with Thomas A. Satterfield, Jr.: This information is based on information known to us. The shares reported under “Number of Shares Held” consist of (i) 1,290,000 shares of common stock held by A.G. Family L.P., a partnership managed by a general partner controlled by Mr. Satterfield, (ii) 836,667 shares of common stock held by Tomsat Investment & Trading Co., Inc, a corporation wholly owned by Mr. Satterfield, (iii) 463,333 shares of common stock held by The Thomas Adger Satterfield Jr. 2021 Revocable Trust controlled by Mr. Satterfield, and (iv) 150,000 shares of common stock held by Caldwell Mill Opportunity Fund, LLC which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. The shares reported under “Shares Acquirable Within 60 Days” consist of (i) 152,636 shares of common stock issuable upon exercise of the Series A Warrants, 152,636 shares of common stock issuable upon exercise of the Series B Warrants, 152,636 shares of common stock issuable upon exercise of the Series C Warrants, 30,192 shares of common stock issuable upon exercise of pre-funded warrants issued in connection with our July 2025 private placement, or the July 2025 Private Placement, which pre-funded warrants we refer to as the July 2025 Pre-Funded Warrants, 15,240 shares of common stock issuable upon the exercise of pre-funded warrants issued in connection with our March 2025 private placement, or the March 2025 Private Placement, which pre-funded warrants we refer to as the March 2025 Pre-Funded Warrants, 30,192 shares of common stock issuable upon exercise of warrants issued in connection with the July 2025 Private Placement, or the July 2025 Common Stock Warrants, 95,128 shares of common stock issuable upon exercise of warrants issued in connection with the March 2025 Private Placement, or the March 2025 Common Stock Warrants and 12,102 shares of common stock issuable upon exercise of warrants issued in connection with our October 2024 private placement, or the October 2024 Private Placement, which warrants we refer to as October 2024 Common Stock Warrants directly held by A.G. Family L.P., (ii) 101,757 shares of common stock issuable upon exercise of the Series A Warrants, 101,757 shares of common stock issuable upon exercise of the Series B Warrants, 101,757 shares of common stock issuable upon exercise of the Series C Warrants, 26,837 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 8,128 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 26,837 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 50,735 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 9,076 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants directly held by Tomsat Investment & Trading Co., Inc, and (iii) 50,879 shares of common stock issuable upon exercise of the Series A Warrants, 50,879 shares of common stock issuable upon exercise of the Series B Warrants, 50,879 shares of common stock issuable upon exercise of the Series C Warrants, 10,064 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 5,080 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 10,064 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 31,710 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 9,076 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants directly held by the Thomas Adger Satterfield Jr. 2021 Revocable Trust. The shares reported under “Shares Acquirable Within 60 Days” exclude (i) 847,364 shares of common stock issuable upon exercise of the Series A Warrants, 847,364 shares of common stock issuable upon exercise of the Series B Warrants, 847,364 shares of common stock issuable upon exercise of the Series C Warrants, 167,610 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 84,605 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 167,610 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 528,108 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 67,184 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants held by A.G. Family L.P. due to the application of the beneficial ownership limitation, (ii) 564,910 shares of common stock issuable upon exercise of the Series A Warrants, 564,910 shares of common stock issuable upon exercise of the Series B Warrants, 564,910 shares of common stock issuable upon exercise of the Series C Warrants, 148,987 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 45,123 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 148,987 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 281,659 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 50,389 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, held by Tomsat Investment & Trading Co., Inc. due to the application of the beneficial ownership limitation, and (iii) 282,454 shares of common stock issuable upon exercise of the Series A Warrants, 282,454 shares of common stock issuable upon exercise of the Series B Warrants, 282,454 shares of common stock issuable upon exercise of the Series C Warrants, 55,870 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 28,202 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 55,870 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 176,036 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 50,389 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, held by the Thomas Adger Satterfield Jr. 2021 Revocable Trust due to the application of the beneficial ownership limitation. Each of the Series A Warrants, the Series B Warrants, the Series C Warrants, July 2025 Pre-Funded Warrants, March 2025 Pre-Funded Warrants, July 2025 Common Stock Warrants, March 2025 Common Stock Warrants and October 2024 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Mr. Satterfield and the entities controlled by Mr. Satterfield is 15 Colley Cove Drive, Gulf Breeze, FL 32561.
(5)    Stonepine Capital, LP: This information is based on the Schedule 13G filed with the SEC on March 27, 2026 by Stonepine Capital, LP and entities affiliated with Stonepine Capital, LP and information known by us. The shares reported under “Number of Shares Held” consist of 2,704,462 shares of common stock. The shares reported under “Shares Acquirable Within 60 Days” consist of 1,000,000 pre-funded warrants, 107,177 shares of common stock issuable upon exercise of the Series A Warrants, 107,177 shares of common stock issuable upon exercise of the Series B Warrants, and 107,177 shares of common stock issuable upon exercise of the Series C Warrants held by Stonepine Capital, LP. The shares reported under “Shares Acquirable Within 60 Days” exclude 3,226,157 shares of common stock issuable upon exercise of the Series A Warrants, 3,226,157 shares of common stock issuable upon exercise of the Series B Warrants, and 3,226,157 shares of common stock issuable upon exercise of the Series C Warrants held by Stonepine Capital, LP due to the application of the beneficial ownership limitation. All of the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising that portion of the Warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Jon M. Plexico is the Managing Member of the General Partner and has shared voting and dispositive power with respect to the shares held by Stonepine Capital, LP. The address for Stonepine Capital, LP is 2900 NW Clearwater Dr., Ste. 100-11, Bend, OR 97703.
(6)    Entities affiliated with Bleichroeder LP: This information is based on information known to us. The shares reported under “Number of Shares Held” consist of (i) 1,178,803 shares of common stock held by 21 April Fund, L.P. and (ii) 2,623,526 shares of common stock held by 21 April Fund, Ltd. The shares reported under “Shares Acquirable Within 60 Days” consist of (i) 6,858 shares of common stock issuable upon exercise of the Series A Warrants, 6,858 shares of common stock issuable upon exercise of the Series B Warrants, 6,858 shares of common stock issuable upon exercise of the Series C Warrants, 2,866 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 847 shares of common stock issuable upon the exercise of pre-funded warrants issued in connection with the March 2025 Pre-Funded Warrants, 2,866 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 4,456 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 1,328 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, directly held by 21 April Fund, L.P. and (ii) 15,481 shares of common stock issuable upon exercise of the Series A Warrants, 15,481 shares of common stock issuable upon exercise of the Series B Warrants, and 15,481shares of common stock issuable upon exercise of the Series C Warrants, 6,340 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 1,800 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 6,340 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 9,470 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 2,823 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, directly held by 21 April Fund, Ltd. The shares reported under “Shares Acquirable Within 60 Days” exclude 811,809 shares of common stock issuable upon exercise of the Series A Warrants, 811,809 shares of common stock issuable upon exercise of the Series B Warrants, 811,809 shares of common stock issuable upon exercise of the Series C Warrants, 339,235 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 100,293 shares of common stock issuable upon exercise of the

March 2025 Pre-Funded Warrants, 339,235 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 527,502 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 157,245 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, held by 21 April Fund, L.P. due to the application of the beneficial ownership limitation. The shares reported under “Shares Acquirable Within 60 Days” exclude 1,832,519 shares of common stock issuable upon exercise of the Series A Warrants, 1,832,519 shares of common stock issuable upon exercise of the Series B Warrants, 1,832,519 shares of common stock issuable upon exercise of the Series C Warrants, 750,460 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 213,124 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 750,460 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 1,120,946 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 334,144 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, held by 21 April Fund, Ltd due to the application of the beneficial ownership limitation. All of the Series A Warrants, the Series B Warrants, the Series C Warrants, July 2025 Pre-Funded Warrants, March 2025 Pre-Funded Warrants, July 2025 Common Stock Warrants, March 2025 Common Stock Warrants and October 2024 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Bleichroeder LP and Andrew Gundlach have voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Michael M. Kellen is the portfolio manager of Bleichroeder LP and in such capacity has voting and dispositive power with respect to the shares. The address of 21 April Fund, L.P. and 21 April Fund, Ltd. is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.
(7)    Pointillist Partners LLC: This information is based on the Registration Statement on Form S-3 that we filed with the SEC on February 13, 2026, which disclosed the beneficial ownership of Pointillist Partners LLC, as well as information otherwise known to us. The shares reported under “Shares Acquirable Within 60 Days” exclude 6,128 shares of common stock issuable upon the exercise of pre-funded warrants issued in connection with the January 2026 PIPE Financing, which we refer to as the January 2026 Pre-Funded Warrants, 4,000,000 shares of common stock issuable upon exercise of the Series A Warrants, 4,000,000 shares of common stock issuable upon exercise of the Series B Warrants, and 4,000,000 shares of common stock issuable upon exercise of the Series C Warrants held by Pointillist Partners LLC due to the application of the beneficial ownership limitation. All of the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising that portion of the Warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Jorey Chernett is the Managing Member of Pointillist Partners LLC and has voting and dispositive power with respect to the shares held by Pointillist Partners LLC. The address for Pointillist Partners LLC is 6222 Indianwood Tr., Bloomfield Hills, MI 48301.
(8)    Marc Rubin: The shares reported under “Shares Acquirable Within 60 Days” consist of 26,667 shares of Common Stock issuable upon the exercise of Series A Warrants, 26,667 shares of Common Stock issuable upon the exercise of Series B Warrants, 26,667 shares of Common Stock issuable upon the exercise of Series C Warrants, and 49,600 shares of Common Stock issuable upon exercise of options in each case held by Dr. Rubin. Dr. Rubin has sole voting and dispositive power with respect to the shares held by him. All of the Warrants held by Dr. Rubin are subject to a beneficial ownership limitation of 4.99%.
(9)    James E. Dentzer: The shares reported under “Shares Acquirable Within 60 Days” consist of 133,333 shares of Common Stock issuable upon the exercise of Series A Warrants, 133,333 shares of Common Stock issuable upon the exercise of Series B Warrants, 133,333 shares of Common Stock issuable upon the exercise of Series C Warrants, and 427,699 shares of Common Stock issuable upon exercise of options in each case held by Mr. Dentzer. Mr. Dentzer has sole voting and dispositive power with respect to the shares held by him. All of the Warrants held by Mr. Dentzer are subject to a beneficial ownership limitation of 4.99%.
(10)    Jonathan Zung: The shares reported under “Shares Acquirable Within 60 Days” consist of 66,667 shares of Common Stock issuable upon the exercise of Series A Warrants, 66,667 shares of Common Stock issuable upon the exercise of Series B Warrants, 66,667 shares of Common Stock issuable upon the exercise of Series C Warrants, and 88,517 shares of Common Stock issuable upon exercise of options in each case held by Dr. Zung. Dr. Zung has sole voting and dispositive power with respect to the shares held by him. All of the Warrants held by Dr. Zung are subject to a beneficial ownership limitation of 4.99%.
(11)    Ahmed Hamdy: The shares reported under “Shares Acquirable Within 60 Days” consist of 66,667 shares of Common Stock issuable upon the exercise of Series A Warrants, 66,667 shares of Common Stock issuable upon the exercise of Series B Warrants, 66,667 shares of Common Stock issuable upon the exercise of Series C Warrants, and 50,000 shares of Common Stock issuable upon exercise of options in each case held by Dr. Hamdy. Dr. Hamdy has sole voting and dispositive power with respect to the shares held by him. All of the Warrants held by Dr. Hamdy are subject to a beneficial ownership limitation of 4.99%.
(12)    Diantha Duvall: The shares reported under “Shares Acquirable Within 60 Days” consist of 66,666 shares of Common Stock issuable upon the exercise of Series A Warrants, 66,666 shares of Common Stock issuable upon the exercise of Series B Warrants, 66,666 shares of Common Stock issuable upon the exercise of Series C Warrants, and 114,437 shares of Common Stock issuable upon exercise of options in each case held by Ms. Duvall. Ms. Duvall has sole voting and dispositive power with respect to the shares held by her. All of the Warrants held by Ms. Duvall are subject to a beneficial ownership limitation of 4.99%.

PROPOSAL 1 — ADOPTION AND APPROVAL OF AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT
We are seeking stockholder adoption and approval of amendments to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock by a ratio of not less than 1-for-5 and not more than 1-for-25 (the “Reverse Stock Split”), with such exact ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our board of directors without further approval or authorization of our stockholders. As further described below, if this proposal is adopted and approved by our stockholders, our board of directors may determine to effect the Reverse Stock Split at any time within six months following such stockholder approval of this Proposal 1 by a ratio of not less than 1-for-5 and not more than 1-for-25, and may determine to effect such Reverse Stock Split promptly after the Special Meeting if such stockholder approval is received. By adoption and approval of this Proposal 1, the stockholders will have adopted and approved amendments to effect the Reverse Stock Split at each of the ratios between and including 1-for-5 and 1-for-25, with the exact ratio within such range to be determined by our board of directors at its discretion, subject to the board of director’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments.
The form of the proposed certificates of amendment to our Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. Adoption and approval of the Reverse Stock Split Proposal (this Proposal 1) would permit (but not require) our board of directors to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split by a ratio of not less than 1-for-5 and not more than 1-for-25 with the exact ratio to be set within this range as determined by our board of directors in its sole discretion, provided that the board of directors must determine to effect the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Delaware within six months following stockholder approval of this Proposal 1. If our board of directors determines to effect the Reverse Stock Split, (i) the exact ratio of the Reverse Stock Split will be determined by the board of directors prior to the effective time of the Reverse Stock Split and will be publicly announced by us prior to such effective time, (ii) the amendment to the Restated Certificate of Incorporation setting forth the ratio approved by the Board will be filed with the Secretary of State of the State of Delaware, and (iii) any amendment to effect the Reverse Stock Split at any of the other stockholder-approved ratios will be abandoned. We believe that enabling our board of directors to set the ratio of the Reverse Stock Split within the stated range and within the specified time period will provide us with the flexibility to implement the Reverse Stock Split in a manner and at a time designed to maximize the anticipated benefits for our stockholders and facilitate compliance with the listing requirements of the Nasdaq Stock Market LLC.
Criteria to be Used for Decision to Apply the Reverse Stock Split
If our stockholders adopt and approve the Reverse Stock Split Proposal, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the range of 1-for-5 to 1-for-25, would be determined by our board of directors in its sole discretion and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, if any, following the receipt of stockholder adoption and approval, our board of directors may consider, among other things, factors such as:
•Nasdaq’s minimum price per share requirements and its other listing requirements such as requirements relating to the minimum number of holders;
•the historical trading prices and trading volume of our common stock;
•the number of shares of our common stock outstanding prior to and after the Reverse Stock Split;
•the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated or actual impact of the Reverse Stock Split (including the reduction in the number of outstanding shares) on the trading prices and trading volume for our common stock;
•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•business developments affecting us; and

•prevailing general market and economic conditions.
The Reverse Stock Split will not change the par value of the common stock or the preferred stock.
Background and Reasons for the Reverse Stock Split
Our board of directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on the Nasdaq Capital Market under the symbol “CRIS.” Our board of directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on the Nasdaq Capital Market, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our company’s and the stockholders’ best interests.
If our stockholders adopt and approve the Reverse Stock Split Proposal, our board of directors will be authorized to proceed with the Reverse Stock Split. Our board of directors currently intends to effect the Reverse Stock Split, if adopted and approved.
On February 3, 2026, we became subject to a Discretionary Panel Monitor for a period of one-year pursuant to Listing Rule 5815(d)(4)(A). If, within the one-year monitoring period, the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) finds us again out of compliance with any of Nasdaq’s Listing Rules, notwithstanding Rule 5810(c)(2), we will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency, and the Staff will not be permitted to grant us additional time to regain compliance with respect to that deficiency, nor will we be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter, and we would have the opportunity to request a new hearing with the initial Nasdaq Hearings Panel (“Panel”) or a newly convened Panel if the initial Panel is unavailable. We would have the opportunity to respond/present to the Panel as provided by Listing Rule 5815(d)(4)(C).
On April 27, 2026, we received a Delist Determination Letter from the Staff notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). On May 4, 2026, we requested a hearing before the Panel, and we expect our common stock to remain listed on the Nasdaq Capital Market pending the Panel’s decision. However, there can be no assurance that such appeal would be successful.
In the event we are delisted from Nasdaq, our shares may commence trading on the OTC Markets or another quotation medium. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split will help us avoid delisting from Nasdaq and various resulting consequences.
In addition, in determining to seek authorization for the Reverse Stock Split, our board of directors considered that the implementation of a reverse stock split is likely to increase the trading price of our common stock as a result of the reduction in the number of shares outstanding. Our board of directors believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of our common stock and may encourage interest and trading in our common stock.
For example, some investors may prefer to invest in stocks that trade at a higher per-share price range more typical of companies listed on The Nasdaq Capital Market or the Nasdaq Global Market, and, because of the trading volatility often associated with low-priced stocks, certain institutional investors may be prohibited in their investment charters from purchasing stocks that trade below certain minimum price levels. In addition, brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, brokerage commissions paid by investors, as a percentage of a total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks. Our board of directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.
Although we expect that the Reverse Stock Split will increase the market price of our common stock as a result of having fewer outstanding shares, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which will continue to be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.
Certain Risks Associated with the Reverse Stock Split
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per-share trading price of our common stock above $1.00 to meet the minimum bid price requirement. However, other factors, such as our business results, market conditions and the market perception of our business, may adversely affect the trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the trading price of our common stock will increase following the Reverse Stock Split, that the trading price of our common stock will not decrease in the future or that we will remain in or be able to resume compliance with Nasdaq’s bid price listing requirement. Additionally, we cannot assure you that the trading price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive business days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, including for reasons unrelated to the Reverse Stock Split.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per-share trading price does not increase as a result of the Reverse Stock Split. For instance, if the Reverse Stock Split is implemented, it may result in some stockholders owning “odd lots” (less than 100 shares) of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.
Reservation of Right to Abandon the Amendments to our Restated Certificate of Incorporation and the Reverse Stock Split
Our board of directors reserves the right to abandon the amendments to our Restated Certificate of Incorporation described in this Reverse Stock Split Proposal without further action by our stockholders, even if stockholders adopt and approve such amendments at the Special Meeting, if at any time prior to the filing or effectiveness of a certificate of amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, our board of directors determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interest of our company and our stockholders. If we do not file a certificate of amendment effecting the Reverse Stock Split with the Secretary of State of the State of Delaware within six months following stockholder approval of this Proposal 1, our board of directors will be deemed to have abandoned the Reverse Stock Split.

By voting in favor of the amendments to our Restated Certificate of Incorporation, stockholders are also expressly authorizing the board of directors to determine not to proceed with, or abandon, the Reverse Stock Split if it should so decide. Additionally, if our board of directors determines to effect the Reverse Stock Split, the amendment to the Restated Certificate of Incorporation setting forth the ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any other amendments to effect the Reverse Stock Split at any of the other stockholder-approved ratios will be abandoned.
Procedure for Implementing the Reverse Stock Split
If stockholders adopt and approve the Reverse Stock Split Proposal and if our board of directors elects to implement the Reverse Stock Split (with the ratio to be determined in the discretion of the board of directors within the parameters described), the Reverse Stock Split would become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (or at a later date specified in the certificate of amendment) and any amendment to effect the Reverse Stock Split at any of the other stockholder-approved ratios will be abandoned. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our board of directors, in its sole discretion, provided that in no event shall the filing of the certificate of amendment effecting the Reverse Stock Split occur after six months following stockholder approval of this Proposal 1. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before within six months following stockholder approval of this Proposal 1, our board of directors will be deemed to have abandoned the Reverse Stock Split for each of the stockholder-approved ratios.
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock
If our stockholders adopt and approve the Reverse Stock Split Proposal and our board of directors elects to implement the Reverse Stock Split, depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of every 5 and a maximum of every 25 shares of issued common stock will be combined into one new share of common stock.
If implemented, the Reverse Stock Split will have the effect of decreasing the number of shares of our common stock issued and outstanding. The actual number of shares of common stock issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by our board of directors. As of May 1, 2026, there were no shares of common stock held by us in treasury, and therefore the Reverse Stock Split is not expected to have any effect on treasury shares.
Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our company. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Reverse Stock Split, we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.
Assuming Reverse Stock Split ratios of 1-for-5, 1-for-15 and 1-for-25, which reflect the low, middle and high end of the range that our stockholders are being asked to adopt and approve, the following table sets forth as of May 1, 2026:
(i)the number of shares of our common stock that would be authorized;
(ii)the number of shares of our common stock that would be issued and outstanding;
(iii)the number of shares of our common stock that would be reserved for issuance pursuant to outstanding

a.pre-funded warrants;
b.warrants issued in connection with October 2024 Private Placement and the exercise price of such outstanding warrants;
c.warrants issued in connection with March 2025 Private Placement and the exercise price of such outstanding warrants;
d.warrants issued in connection with July 2025 Private Placement and the exercise price of such outstanding warrants;
e.warrants issued in connection with January 2026 PIPE Financing and such exercise price of the outstanding warrants, subject to conditions defined in the financing agreement;
(iv)the number of shares of our common stock that would be reserved for issuance pursuant to outstanding awards
a.restricted stock units; and
b.options and the weighted-average exercise price of outstanding options;
each giving effect to the Reverse Stock Split, without giving effect to any adjustments for fractional shares.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-15	Reverse Stock Split Ratio of 1-for-25
Common Stock Authorized	567,514,300	567,514,300	567,514,300	567,514,300
Common Stock Outstanding	38,978,693	7,795,739	2,598,580	1,559,148
Pre-Funded Warrants	2,737,136	547,428	182,476	109,486
Pre-funded Warrants Exercise Price	$0.01	$0.05	$0.15	$0.25
October 2024 Common Warrants	2,398,414	479,683	159,895	95,937
October 2024 Common Warrants Exercise Price	$4.92	$24.60	$73.80	$123.00
March 2025 Common Warrants	8,316,882	1,663,377	554,459	332,676
March 2025 Common Warrants Exercise Price	$2.41	$12.05	$36.15	$60.25
July 2025 Common Warrants	3,076,921	615,385	205,129	123,077
July 2025 Common Warrants Exercise Price	$2.15	$10.75	$32.25	$53.75
January 2026 Common Warrants	80,780,025	16,156,005	5,385,335	3,231,201
January 2026 Common Warrants Exercise Price	$0.75	$3.75	$11.25	$18.75
Restricted stock units	148,350	29,670	9,890	5,934
Options	2,279,231	455,847	151,949	91,170
Options Weighted-Average Exercise Price	$15.61	$78.03	$234.09	$390.15
If our board of directors does not implement the Reverse Stock Split within six months following stockholder approval of this Proposal 1, the authority granted in this proposal to implement the Reverse Stock Split would terminate.
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal, except to the extent of their ownership in shares of our common stock and securities exercisable for or that will settle in shares of our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.
Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)
If our board of directors elects to implement the Reverse Stock Split, then, for purposes of implementing the Reverse Stock Split, we intend that shares held by stockholders through a bank, brokerage firm or other nominee will be treated in the same manner as registered stockholders whose shares are registered in their names. Banks, brokerage firms or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokerage firms or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, brokerage firm or other nominee and who have any questions in this regard are encouraged to contact their banks, brokerage firms or other nominees.
Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on our transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have physical stock certificates evidencing their ownership of the common stock. They are, however, provided with a periodic statement reflecting the number of shares of common stock registered in their accounts.
Stockholders who hold shares of common stock electronically in book-entry form with our transfer agent will not need to take further action to receive whole shares of post-Reverse Stock Split common stock, because the exchange will be automatic.
Exchange of Stock Certificates
If the Reverse Stock Split is effected, each certificate that immediately prior to the effectiveness of the Reverse Stock Split represented shares of common stock (“Old Certificate(s)”) shall, from and after the effective time of the Reverse Stock Split be deemed to represent the whole number of shares of common stock held by such stockholder post-Reverse Stock Split. However, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their Old Certificate(s) for shares held in book-entry form at the transfer agent in their direct registration system representing the appropriate number of whole shares of our common stock resulting from the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent, Computershare Trust Company, N.A. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange, except stockholders will be responsible for the applicable fees for lost certificates. As soon as practicable after the effective time of the Reverse Stock Split, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY IF WE EFFECT A REVERSE STOCK SPLIT AND YOU RECEIVE A LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
As soon as practicable after the surrender to our transfer agent of any Old Certificate(s), together with a properly completed and duly executed letter of transmittal and any other documents our transfer agent may specify, our transfer agent will have its records adjusted to reflect that the shares represented by such Old Certificate(s) are held in book-entry in the name of such person.
Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of our common stock, as applicable, resulting from the Reverse Stock Split.
Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.
No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.
Any stockholder who wants to continue holding certificated shares may request new certificate(s) from our transfer agent.
Fractional Shares
If our board of directors elects to implement the Reverse Stock Split, fractional shares will not be issued. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who otherwise would be entitled to receive a fractional share as a result of the Reverse Stock Split will have such fractional share of common stock rounded up to the nearest whole share. In any event, cash will not be paid for fractional shares.
Effect of the Reverse Stock Split on Warrants, Restricted Stock Units and Options
Pursuant to the various instruments governing our then-outstanding warrants, restricted stock units and stock options, in connection with the Reverse Stock Split, our board of directors would reduce the number of shares of common stock issued under such warrants, restricted stock units or issuable upon the exercise of such stock options in proportion to the ratio of the Reverse Stock Split and proportionately increase the exercise price of our outstanding warrants and stock options. In connection with such proportionate adjustments, the number of shares of common stock issuable under such restricted stock units and outstanding warrants would be rounded up to the nearest whole share, and the exercise prices of outstanding warrants and stock options would be rounded down to the nearest cent.
No Appraisal Rights
Stockholders do not have the right to dissent and obtain appraisal of, or payment for, such stockholder’s capital stock under the Delaware General Corporation Law, our Restated Certificate of Incorporation, or our bylaws in connection with the Reverse Stock Split.
Accounting Matters
As of the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. In future financial statements, we would restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended, or “the Code,” U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as “the IRS”, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:
•Financial institutions;
•Insurance companies;
•Real estate investment trusts;
•Regulated investment companies;
•Grantor trusts;
•Tax-exempt organizations;
•Dealers or traders in securities, commodities or currencies;
•Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or
•Stockholders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.
STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to any fractional share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of our common stock in lieu of a fractional share, a U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered. The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
As described above under “Fractional Shares,” no fractional shares of our common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who otherwise would be entitled to receive a fractional share as a result of the Reverse Stock Split will have such fractional share of common stock rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A U.S. Holder who receives one whole share of our common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. We are not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences, including the effect on the U.S. Holder’s adjusted tax basis, of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.
No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT DESCRIBED ABOVE IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 2 — ADJOURNMENT PROPOSAL
Our board of directors believes that, if the number of votes cast at the Special Meeting is insufficient to adopt and approve the Reverse Stock Split Proposal (Proposal 1), it may be in the best interests of the stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes to adopt and approve Reverse Stock Split Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of one or more of the Reverse Stock Split Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we have not received sufficient votes to adopt and approve the Reverse Stock Split Proposal, or we have received proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.
Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE ADJOURNMENT PROPOSAL IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.
OTHER MATTERS
No other business that will be presented for consideration at the Special Meeting other than that described above.
Stockholder Proposals for 2027 Annual Meeting
Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2027 annual meeting of stockholders must be submitted to our secretary at our offices, 128 Spring Street, Building C – Suite 500, Lexington, MA 02421, no later than December 22, 2026.
If a stockholder of Curis wishes to present a proposal at the 2027 annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement, including with respect to the nomination of directors, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice no later than February 18, 2027 and no earlier than January 19, 2027. However, if the date of the 2027 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the 2026 annual meeting, the secretary must receive such notice not earlier than the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2027 annual meeting and (B) the tenth day following the day on which notice of the date of the 2027 annual meeting is given or public disclosure of the date of the 2027 annual meeting is made, whichever first occurs. You are also advised to review our bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations, including the requirements of Rule 14a-19 under the Exchange Act.
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.
Householding of Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy statement if you write or call us at the following address or telephone number: 128 Spring Street, Building C – Suite 500, Lexington, MA 02421, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder (if the shares you own are held in “street name”), or you may contact us at the above address or telephone number.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
CURIS, INC.

Curis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST: That the Board of Directors of the Corporation has duly adopted resolutions authorizing and approving an amendment to the Restated Certificate of Incorporation of the Corporation.
SECOND: That the amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by the Board of Directors and stockholders of the Corporation.
THIRD: That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated as follows:
“FOURTH: At 5:00 p.m., Eastern Time, on the date of filing of this Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[__]1 reverse stock split of the Corporation’s common stock, $0.01 par value per share (the “Common Stock”), shall become effective, pursuant to which each [__]1 shares of Common Stock issued and outstanding and held of record by each stockholder of the Corporation immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 par value per share. If, upon aggregating all of the Common Stock held by a holder of Common Stock immediately following the Reverse Stock Split a holder of Common Stock would otherwise be entitled to a fractional share of Common Stock, the Corporation shall issue to such holder such fractions of a share of Common Stock as are necessary to round the number of shares of Common Stock held by such holder up to the nearest whole share.
Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (including those fractional shares issued by the Corporation in connection with the Reverse Stock Split to round the number of shares held by such holder at the Effective Time up to the nearest whole share); provided, however, that each stockholder of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified (including those fractional shares issued by the Corporation in connection with the Reverse Stock Split to round the number of shares held by such holder at the Effective Time up to the nearest whole share). The Corporation is authorized to issue two classes of capital stock, one of which is designated as Common Stock, and the other of which is designated as preferred stock, $0.01 par value per share (“Preferred Stock”). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 572,514,300 shares, consisting of 567,514,300 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.”
1 Shall be a whole number determined by the Board of Directors and publicly announced by the Company prior to the Effective Time equal to or greater than five (5) and equal to or less than twenty-five (25) (the “Reverse Stock Split Number”) (it being understood that any such whole number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware).
A-1

IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ____ day of _______, 2026.

                 CURIS, INC.

By: Title:	James E. Dentzer President and Chief Executive Officer

A-2

CURIS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 24, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRIS2026SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 24, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00647-S39460

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CURIS, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and giving full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CURIS, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 25, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE

T00648-S39460

CURIS, INC.
Special Meeting of Stockholders
June 25, 2026 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Special Meeting of Stockholders and the Board of Directors' proxy statement therefore, and revoking all prior proxies, hereby appoint(s) James E. Dentzer and Diantha Duvall, and each of them, attorneys or attorney of the undersigned (with full power of substitution and resubstitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Curis, Inc. (the "Company") to be held online on Thursday, June 25, 2026, at 11:00 AM Eastern Time, at www.virtualshareholdermeeting.com/CRIS2026SM2, and any continuations, postponements or adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal. The shares represented by this proxy will be voted as directed by the undersigned. **If no direction is given with respect to any proposal, this proxy will be voted as recommended by the Board of Directors.** Virtual attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing. **WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE "FOR" PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.**

Continued and to be signed on reverse side